Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: August 25, 2020 03:38 PM Pacific Time

Incorporation Number:              C1186509

Recognition Date and Time:     Continued into British Columbia on November 14, 2018 11:24 AM Pacific Time

NOTICE OF ARTICLES

Name of Company: TILT HOLDINGS INC.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 2400 745 THURLOW STREET VANCOUVER BC V6E 0C5 CANADA	Delivery Address: SUITE 2400 745 THURLOW STREET VANCOUVER BC V6E 0C5 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 2400 745 THURLOW STREET VANCOUVER BC V6E 0C5 CANADA	Delivery Address: SUITE 2400 745 THURLOW STREET VANCOUVER BC V6E 0C5 CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Conder, Time

Mailing Address: 316 CALIFORNIA AVE. #30 RENO NV 89509 UNITED STATES	Delivery Address: 316 CALIFORNIA AVE. #30 RENO NV 89509 UNITED STATES

Last Name, First Name, Middle Name: Scatterday, Mark

Mailing Address: 4400 N. SCOTTSDALE RD. STE 9 #529 SCOTTSDALE AZ 85251 UNITED STATES	Delivery Address: 4400 N. SCOTTSDALE RD. STE 9 #529 SCOTTSDALE AZ 85251 UNITED STATES

Last Name, First Name, Middle Name Simms, D’Angela

Mailing Address: 4954 VALLEY VIEW OVERLOOK ELLICOTT CITY MD 21042 UNITED STATES	Delivery Address: 4954 VALLEY VIEW OVERLOOK ELLICOTT CITY MD 21042 UNITED STATES

Last Name, First Name, Middle Name Batzofin, Jane

Mailing Address: 4 LORRAINE PLACE SCARSDALE NY 10583 UNITED STATES	Delivery Address: 4 LORRAINE PLACE SCARSDALE NY 10583 UNITED STATES

Last Name, First Name, Middle Name Coleman, Mark

Mailing Address: 212 E. 57TH STREET #11A NEW YORK NY 10022 UNITED STATES	Delivery Address: 212 E. 57TH STREET #11A NEW YORK NY 10022 UNITED STATES

Last Name, First Name, Middle Name Barravecchia, John

Mailing Address: 6418 E. SEQUOIA TRAIL PHOENIX AZ 85044 UNITED STATES	Delivery Address: 6418 E. SEQUOIA TRAIL PHOENIX AZ 85044 UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 15, 2018

November 20, 2018

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Compressed Shares	Without Par Value With Special Rights or Restrictions attached